[Letterhead Of Vedder, Price, Kaufman & Kammholz]

                                                  April 28, 1999

The Guardian Stock Fund, Inc.
201 Park Avenue South
New York, New York  10003

Gentlemen and Ladies:

      We hereby consent to the reference to our name under the heading "Legal Opinions" in the Statement of Additional Information contained in Post-Effective Amendment No. 19 to the registration statement on Form N-1A for The Guardian Stock Fund, Inc. (File No. 2-81149) and to the filing of this consent as an exhibit to the registration statement.

                                             Very truly yours,

                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ


                                             By: /s/ Cathy G. O'Kelly
                                                 ------------------------
                                                     Cathy G. O'Kelly